United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	0-20293	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

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Registrant’s telephone number, including area code: (804) 633-5031

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2018, Union Bank & Trust (the “Bank”), the wholly owned subsidiary of Union Bankshares Corporation (the “Company”), announced that Mr. John G. Stallings, Jr., 51, has changed positions to serve as Senior Executive Vice President (Business Development) of the Bank effective May 3, 2018 (the “Effective Date”) as he focuses on a health concern. Previously, he served as President of the Bank.

At the same time, the Bank announced Mr. John C. Asbury, 53, is reappointed as President of the Bank, effective the Effective Date, until such time as a new President of the Bank is appointed. The Bank will conduct a national search for a President of the Bank.

Mr. Stallings remains an Executive Vice President of the Company and will continue to report to Mr. Asbury. Mr. Asbury will remain President and Chief Executive Officer of the Company in addition to his roles as Chief Executive Officer and President of the Bank.

The material terms of Mr. Stallings’ compensation are not changing from the compensation described in the Company’s Form 8-K filed September 5, 2017 regarding his hire and in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders (the “2018 Proxy Statement”), subject to the following exceptions:

•	His annual base salary will change to $200,000, effective immediately;
•	He will be eligible to receive the cash award under the Company’s 2018 Management Incentive Plan (the “MIP”) based solely on achievement of the corporate financial metric goals for the calendar year ended December 31, 2018. The award, if any, will be pro-rated based on service from January 1, 2018 through June 30, 2018; and
•	Effective July 1, 2018, he will be eligible for a cash bonus outside of the MIP based on agreed upon metrics.

Mr. Asbury’s background and experience are described in the 2018 Proxy Statement. In connection with this transition, Mr. Asbury’s compensation is not changing from the compensation described in the Company’s Form 8-K filed August 24, 2016 regarding his hire and in the 2018 Proxy Statement.

There are no arrangements or understandings between Mr. Asbury and any other person pursuant to which he was appointed, nor are there are any family relationships between Mr. Asbury and any of the Company’s or the Bank’s directors or executive officers. Mr. Asbury does not have any material interest in any transactions, relationships, or arrangements with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

A copy of the Company’s press release announcing Mr. Stallings’ appointment as Senior Executive Vice President (Business Development) of the Bank and Mr. Asbury’s reappointment as President of the Bank is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Union Bankshares Corporation press release dated May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: May 4, 2018	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer